As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
  _______________________________________

FORM S-8

REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

_______________________________________

Life Time Group Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	47-3481985 (IRS Employer Identification No.)

2902 Corporate Place
Chanhassen, Minnesota 55317
(Address, including zip code of Principal Executive Offices)

LIFE TIME GROUP HOLDINGS, INC. 2021 INCENTIVE AWARD PLAN
(Full title of the plan)

Thomas E. Bergmann
Chief Financial Officer
2902 Corporate Place
Chanhassen, Minnesota 55317
952-947-0000
(Name, address and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed with the Securities and Exchange Commission (the “Commission”) for the purpose of registering an additional 7,722,397 shares of Common Stock, par value $0.01 per share, of Life Time Group Holdings, Inc. (the “Registrant”), issuable under the following employee benefit plan for which a Registration Statement on Form S-8 (File No. 333-260197) is effective: the 2021 Incentive Award Plan (the “2021 Plan”) which, as a result of an automatic annual increase provision therein, added 7,722,397 shares of Common Stock.
INCORPORATION BY REFERENCE OF CONTENTS OF REGISTRATION STATEMENT
ON FORM S-8
The contents of the Registrant’s Registration Statement on Form S-8 (File No. 333-260197), relating to the 2021 Plan, filed with the Commission on October 12, 2021, is incorporated herein by reference.

Item 8. Exhibits.

Exhibit Number	Description
4.1
Amended and Restated Certificate of Incorporation of Life Time Group Holdings, Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K (File No. 001-40887), filed on October 12, 2021 with the Commission).

4.2
Third Amended and Restated Bylaws of Life Time Group Holdings, Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K (File No. 001-40887), filed on October 12, 2021 with the Commission).

5.1	Opinion of Faegre Drinker Biddle & Reath LLP.
23.1	Consent of Independent Registered Public Accounting Firm.
23.2	Consent of Faegre Drinker Biddle & Reath LLP (included in Exhibit 5.1).
99.1	2021 Incentive Award Plan (incorporated by reference to Exhibit 10.19 to the Company’s Amended Registration Statement (File No. 333-259495), filed on September 29, 2021 with the Commission).
107	Filing Fee Table.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chanhassen, State of Minnesota, on March 15, 2022.

LIFE TIME GROUP HOLDINGS, INC.

By:	/s/ Bahram Akradi
Bahram Akradi
Founder, Chairman & Chief Executive Officer
SIGNATURES AND POWER OF ATTORNEY
KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each person whose signature appears below hereby severally constitutes and appoints each of the Company’s Chief Executive Officer and Chief Financial Officer (currently Bahram Akradi and Thomas E. Bergmann, respectively) as such person’s true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and all documents relating thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto such attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing necessary or advisable to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents, each acting alone, or such person’s substitute or substitutes, lawfully may do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bahram Akradi	Founder, Chairman & Chief Executive Officer	March 15, 2022
Bahram Akradi	(Principal Executive Officer)

/s/ Thomas E. Bergmann	Chief Financial Officer (Principal Financial Officer	March 15, 2022
Thomas E. Bergmann	and Principal Accounting Officer)

/s/ Jimena Almendares	Director	March 9, 2022
Jimena Almendares

/s/ Joel Alsfine	Director	March 9, 2022
Joel Alsfine

/s/ Jonathan Coslet	Director	March 9, 2022
Jonathan Coslet

/s/ John G. Danhakl	Director	March 9, 2022
John G. Danhakl

/s/ J. Kristofer Galashan	Director	March 9, 2022
J. Kristofer Galashan

/s/ Paul Hackwell	Director	March 9, 2022
Paul Hackwell

/s/ David A. Landau	Director	March 9, 2022
David A. Landau

/s/ Stuart Lasher	Director	March 9, 2022
Stuart Lasher

/s/ Alejandro Santo Domingo	Director	March 9, 2022
Alejandro Santo Domingo

/s/ Andres Small	Director	March 9, 2022
Andres Small